Exhibit 3.1

CERTIFICATE OF FORMATION

OF

1912 MERGER SUB LLC

This Certificate of Formation is filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company under the Act.

1. Name. The name of the limited liability company is 1912 Merger Sub LLC (the “Company”).

2. Registered Office; Registered Agent. The address of the registered office of the Company required to be maintained by Section 18-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

INFRAREIT, INC.

(a Maryland corporation)

WITH AND INTO

1912 MERGER SUB LLC

(a Delaware limited liability company)

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act (the “Act”), it is hereby certified that:

FIRST: The name of the surviving company is 1912 Merger Sub LLC, a Delaware limited liability company (the “Surviving Company”).

SECOND: The name of the corporation being merged (the “Merger”) into the Surviving Company is InfraREIT, Inc., a Maryland corporation (the “Merging Company”).

THIRD: The Agreement and Plan of Merger, dated as of October 18, 2018 (the “Merger Agreement”), by and among the Surviving Company, the Merging Company, Oncor Electric Delivery Company LLC, a Delaware limited liability company, Oncor T&D Partners, LP, a Delaware limited partnership, and InfraREIT Partners, LP, a Delaware limited partnership, has been approved and executed by (i) the Surviving Company in accordance with the requirements of Section 18-209 of the Act and (ii) the Merging Company in accordance with the requirements of the Maryland General Corporation Law.

FOURTH: The name of the Surviving Company shall be changed to “Oncor NTU Holdings Company LLC”. The Certificate of Formation of the Surviving Company shall be its Certificate of Formation, except that Paragraph 1 of such Certificate of Formation shall be amended to read in its entirety as follows:

“1. Name. The name of the limited liability company is Oncor NTU Holdings Company LLC (the “Company”).”

FIFTH: The Merger shall become effective at 12:00 p.m. Eastern Time on May 16, 2019.

SIXTH: The Merger Agreement is on file at 1616 Woodall Rogers Frwy., Dallas, Texas 75202, the place of business of the Surviving Company.

SEVENTH: A copy of the Merger Agreement will be furnished by the Surviving Company on request, without cost, to any member of the Surviving Company or any stockholder of the Merging Company.